Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                    (Amendment No. ________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                        PACER TECHNOLOGY
        (Name of Registrant as Specified In Its Charter)

  ____________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.
  (1)Title of each class of securities to which transaction
applies:
_______________________________________________________
  (2)Aggregate number of securities to which transaction applies:
_______________________________________________________
  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________
  (4)Proposed maximum aggregate value of transaction:
_______________________________________________________
  (5)Total fee paid:
_______________________________________________________

[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1)Amount Previously Paid:  ______________________
  (2)Form, Schedule or Registration Statement No.:
__________________________________________________
  (3)Filing Party:  ________________________________
  (4)Date Filed:  __________________________________

                        PACER TECHNOLOGY
                     9420 Santa Anita Avenue
               Rancho Cucamonga, California 91730
                         (909) 987-0550


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        November 12, 1998

To the Shareholders of Pacer Technology:

     The Annual Meeting of Shareholders of Pacer Technology (the "Company") will be held at the Country Side Suites, 204 North Vineyard Avenue, Ontario, California, at 9:00 a.m. on Thursday, November 12, 1998, for the following purposes:

     1. To elect the directors of the Company for which positions the following persons will be nominated: Joe F. Brock, Jr., Carl E. Hathaway, John G. Hockin II, DeVere W. McGuffin, James T. Munn and Larry K. Reynolds; and

     2. To consider and act upon such other matters as may properly come before the meeting or at any and all postponements or adjournments thereof.

     Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on September 18, 1998 will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments of the meeting.
On September 18, 1998, there were outstanding 15,864,975 shares of the Company's common stock, each share of which entitles the holder to one vote, except in the election of directors where votes may be cumulated as described in the Proxy Statement. A complete list of shareholders entitled to vote at the meet-ing will be available for inspection by any shareholder at the meeting and during ordinary business hours for a period of ten days prior to the meeting at the chief executive office of the Company at 9420 Santa Anita Avenue, Rancho Cucamonga, California.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE
COMPANY'S COMMON STOCK YOU OWN, AND ALL SHAREHOLDERS ARE CORDIALLY
INVITED TO ATTEND THE MEETING. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

By Order of the Board of Directors:


James T. Munn
President

Rancho Cucamonga, California
September 24, 1998

                        PACER TECHNOLOGY
                     9420 Santa Anita Avenue
               Rancho Cucamonga, California 91730
                         (909) 987-0550



     PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
     TO BE HELD AT 9:00 A.M. ON THURSDAY, NOVEMBER 12, 1998


                       GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pacer Technology (the "Company") for use at the annual meeting of shareholders of the Company and at any and all postponements or adjournments of the annual meeting (the "Meeting"). The Meet-ing will be held at 9:00 a.m. on Thursday, November 12, 1998 at the Country Side Suites, 204 North Vineyard Avenue, Ontario, California. The Company expects to mail the Proxy Statement on or about September 24, 1998.


Report to Shareholders
----------------------

     A report to the shareholders of the Company for the fiscal year ended June 30, 1998 is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on September 18, 1998. The report includes financial statements examined and reported upon by KPMG Peat Marwick LLP, certified public accountants, auditors for the Company.


Voting of Securities
--------------------

     The Company, a corporation existing and organized under the laws of the State of California, has one class of equity securities issued and outstanding, consisting of 15,864,975 shares of common stock, no par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those shareholders of record as of the record date, September 18, 1998, will be entitled to notice of and to vote at the Meeting and at any and all postpone-ments or adjournments of the Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the purpose of transacting business at the Meeting.

     Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder of record on each matter which may come before the Meeting, except for the election of directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals to the shareholders, votes withheld have no legal effect and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     In the election of directors, each shareholder shall have the following rights: (1) to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the share-holder has a right to vote or (ii) to cumulate the shareholder's votes. Cumulation of votes means that each shareholder has a number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and a shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as the shareholder deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been placed in nomination prior to the voting, and only if the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. The proxy accompanying this Proxy Statement grants discretionary authority to cumulate votes. Votes against a candidate and votes withheld have no legal effect. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board of the Company.


Revocability of Proxies
-----------------------

     At the Meeting, valid proxies will be voted as specified by the shareholder. Any shareholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions:
(i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or
(iii) personally attending the Meeting and revoking the proxy. A shareholder's attendance at the Meeting will not revoke the shareholder's proxy unless the shareholder affirmatively indicates at the Meeting the intention to vote the shareholder's shares in person.


Share Ownership of Management
------------------------------

     The following table sets forth certain information as of September 18, 1998 with respect to the shares of Common Stock beneficially owned by (i) persons known to management to own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director and (iii) all directors and officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals.

                             Amount and Nature of         Percent of
Name of Beneficial Owner   Beneficial Ownership (1)       Class (2)
------------------------   ------------------------      -----------

Joe F. Brock                      502,700   (3)              3.1%

Carl E. Hathaway                  200,000   (3)              1.3%

John G. Hockin II               2,155,766   (4) (5)         12.6%
  600 North Euclid
  Upland, CA  91786

DeVere W. McGuffin                404,058   (6)              2.5%

James T. Munn                   1,496,378   (7)              8.9%
  9420 Santa Anita Avenue
  Rancho Cucamonga, CA  91730

Larry K. Reynolds                 100,000   (3)              0.6%

All directors and officers as   6,129,836   (8)             31.2%
  a group (ten persons)
------------------------

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of Common Stock shown.

(2) The percentages are calculated on the basis of the amount of outstanding shares of Common Stock plus shares of Common Stock subject to options held only by the named individual or group which are exercisable within 60 days of September 18, 1998.

(3) This figure includes 100,000 shares of Common Stock that are subject to options exercisable within 60 days of September 18, 1998.

(4) This figure includes 1,300,000 shares of Common Stock that are subject to options exercisable within 60 days of September 18, 1998.

(5) This figure includes 606,042 shares of Common Stock held in an employee benefit trust of which Dr. Hockin is the sole trustee. Dr. Hockin disclaims beneficial ownership of these shares.

(6) This figure includes 300,000 shares of Common Stock that are subject to options exercisable within 60 days of September 18, 1998.

(7) This figure includes 900,000 shares of Common Stock that are subject to options exercisable within 60 days of September 18, 1998.

(8) This figure includes 3,787,500 shares of Common Stock subject to options which are exercisable within 60 days of September 18, 1998, as well as the shares referred to in note (5) above.

              PROPOSAL ONE:  ELECTION OF DIRECTORS
              ====================================

General
-------

     At the Annual Meeting of Shareholders, the Company will present a slate of six nominees for election to the Board of Directors. Proxies cannot be voted for more than six persons. The directors to be elected will hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise indicated, the enclosed proxy will be voted for the nominees described below. If any of the nominees becomes unavailable, however, the persons named as proxy holders in the enclosed proxy will vote all proxies in favor of the remainder of those nominated and for such substitute nominee(s), if any, as shall be designated by the management of the Company. The Board of Directors has no reason to believe that any of the nominees will be unavailable.


Nominees
--------

     The names of, and certain information with respect to, the persons to be nominated by the Board of Directors for election as directors are as follows:

                                                             Director
Name of Nominee       Age        Principal Occupation         Since
----------------     -----    ---------------------------  -----------
Joe F. Brock           66     Retired                         1982
Carl E. Hathaway       64     Financial consultant            1985
John G. Hockin II      54     Endodontist                     1984
DeVere W. McGuffin     55     Finance and Investment          1984
James T. Munn          59     President and Chief Executive   1987
                                Officer of the Company
Larry K. Reynolds      54     Attorney                        1995

     Joe F. Brock retired as President of Sierra Screw Machine Products, an industrial parts company, in Upland, California, in 1991. He had served in that capacity since 1974.

     Carl E. Hathaway has been president of Hathaway & Associates, Ltd., a financial consulting firm, since 1981.

     John G. Hockin II, Chairman of the Board since January 1984, is a private investor. Dr. Hockin is a practicing dentist specializing in the field of endodontics.

     DeVere W. McGuffin, Secretary of the Company from June 1985 to October 1997, has been for more than the previous five years the chief executive officer of First Inter-Urban Development Corporation, a firm which guarantees financings by financial institutions to small businesses. Mr. McGuffin owns Meadow Grove Group, a finance and investment company. Mr. McGuffin is also a director of North Milwaukee State Bank.

     James T. Munn has been President and Chief Executive Officer of the Company since September 1986.

     Larry K. Reynolds has been Secretary of the Company since October 1997. He has been an attorney in private practice in Riverside, California for more than the past five years.

     The Board of Directors unanimously recommends that the shareholders vote FOR all of the foregoing nominees.


The Board of Directors and the Audit and Compensation Committees
----------------------------------------------------------------

     The Board of Directors is responsible for the general supervision, management and control of the Company's business. During the fiscal year ended June 30, 1998 the Board of Directors held six meetings. It also acted by unanimous written consent three times during the same period. Each director attended at least 75% of the Company's Board of Directors and committee meetings held during such year. The Board of Directors has an Audit Committee and a Compensation Committee but does not have a standing Nominating Committee or a committee performing similar functions.

     The Audit Committee confers with KPMG Peat Marwick LLP, the Company's auditors, regarding the scope and results of their audits and any recommen-dations which they may have with respect to internal accounting controls and other matters relating to accounting and auditing. The Audit Committee also considers all non-audit services performed for the Company by KPMG Peat Marwick LLP and the possible effect that the rendering of such non-audit services may have on their independence. In addition, the Audit Committee reviews with legal counsel any unregistered offering or sale of securities made by the Company. The Audit Committee did not formally meet during the fiscal year ended June 30, 1998. However, its members dealt informally with the matters required of the Audit Committee. Its members are Messrs. Brock, McGuffin and Reynolds.

     The function of the Compensation Committee is to fix officers' salaries, establish salary policies for non-officer employees and to make recommendations to the Board of Directors regarding the establishment of remuneration policies of the Company. The Compensation Committee met once during the fiscal year ended June 30, 1998 and is composed of the following members: Messrs. Hathaway, Hockin and Reynolds.


Executive Officers
------------------

The names of, and certain information with respect to, the executive officers of the Company are as follows:

     Name of Officer     Age          Office
--------------------    -----  --------------------------------------

James T. Munn            59     President and Chief Executive Officer
Howard J. Bloom          64     Vice President
James F. Gallagher       55     Vice President
W.T. Nightingale, III    43     Vice President
Robert J. Cavazos, Jr.   55     Chief Financial Officer

Each of Messrs. Munn, Nightingale and Cavazos has served in his present position for more than the past five years.

Mr. Bloom was appointed Vice President of the Company in June 1998. Prior to that, he served as Director of Operations of the Company for more than the previous five years.

Mr. Gallagher was appointed Vice President of the Company in June 1998. Prior to that, he served as both Vice President, Sales & Marketing of the Company's Cook Bates Division from March 1998 to June 1998 and as Vice President, Sales & Marketing of the Company's Super Glue and PRO SEAL Divisions for more than the previous five years.


Executive Compensation
----------------------

     The following table shows, as to the executive officers of the Company, information concerning compensation paid to them for services to the Company in all capacities during the fiscal year ended June 30, 1998, as well as the total compensation paid to such persons for the Company's previous two fiscal years, provided such persons were executive officers of the Company in such fiscal years.

Summary Compensation Table
--------------------------

                                                      Other        All Other
                                                      Annual       Compensation
Name and Principal Position    Year   Salary   Bonus  Compensation     (1)
---------------------------    ----   ------  ------ ------------- ------------

James T. Munn                  1998   $261,000  $   0      (2)       $5,762
  President and Chief          1997   $261,000  $ 700      (2)       $5,044
  Executive Officer            1996   $261,000  $   0      (2)       $3,823

Howard J. Bloom(3)             1998   $113,446  $   0      (2)       $4,283
  Vice President

James F. Gallagher(4)          1998   $129,064  $   0      (2)       $3,787
  Vice President

W.T. Nightingale, III          1998   $130,630  $   0      (2)       $2,724
  Vice President               1997   $110,240  $   0      (2)       $1,987
                               1996   $130,560  $   0      (2)       $1,653

Robert J. Cavazos, Jr.         1998   $110,794  $   0      (2)       $3,221
  Chief Financial Officer      1997   $104,684  $   0      (2)       $2,548
                               1996   $ 91,927  $   0      (2)       $1,898

--------------------------------
(1)  No compensation was paid in 1996-1998 pursuant to Long Term Incentive
     Plans as that term is defined in the regulations. All Other Compensation consists of (i) Company contributions to the respective individual's Qualified Tax-Deferred Savings Plan account and (ii) Company payments of group life insurance premiums on behalf of the respective individual, as follows: 1998: Munn, Company contribution to TDSP, $4,349; group life insurance premiums, $1,414; Bloom, Company contribution to TDSP, $2,077; group life insurance premiums, $2,205; Gallagher, Company contribution to TDSP, $2,373; group life insurance premiums, $1,414; Nightingale, Company contribution to TDSP, $2,403; group life insurance premiums, $320; Cavazos, Company contribution to TDSP, $2,033; group life insurance premiums, $1,188; 1997: Munn, Company contribution to TDSP, $3,499; group life insurance premiums, $1,545; Nightingale, Company contribution to TDSP, $1,637; group life insurance premiums, $350; Cavazos, Company contribution to TDSP, $1,559; group life insurance premiums, $989; 1996: Munn, Company contribution to TDSP, $2,293; group life insurance premiums, $1,530; Nightingale, Company contribution to TDSP, $1,306; group life insurance premiums, $347; Cavazos, Company contribution to TDSP, $919; group life insurance premiums, $979.

(2) Other Annual Compensation consists of amounts paid for car allowances and, for one person, for dependents' insurance benefits. In all of these cases, the amounts totaled less than 10% of the officer's salary for the year.

(3)  Mr. Bloom was appointed Vice President in June 1998.

(4)  Mr. Gallagher was appointed Vice President in June 1998.

Options Granted During Fiscal 1998
----------------------------------

     The following table summarizes the grants of options to purchase the Company's Common Stock made to the executive officers of the Company in the fiscal year ended June 30, 1998.


                            Percent of
                            Total Options
               Number of    Granted to
               Options      Employees in    Exercise   Expiration   Value at
 Name          Granted      Fiscal Year     Price      Date         Grant Date
-----          --------     ------------    --------   ----------   ----------
James T. Munn           0         0           --           --          --
Howard J. Bloom         0         0           --           --          --
James F. Gallagher 50,000       100%       $1.40625    08/01/07     $47,500*
W.T. Nightingale, III   0         0           --           --          --
Robert J. Cavazos, Jr.  0         0           --           --          --

_______________
* The stock option was valued using the Black Scholes option-pricing model with the following assumptions: volatility rate of 64.88%, risk-free interest rate of 5.60% and an expected life of 10 years.


Option Exercises and Fiscal 1998 Year-End Values
------------------------------------------------

     The following table shows, as to the executive officers of the Company, information concerning (i) the value (aggregate fair market value less exercise price) realized upon the exercise of stock options by such persons during the fiscal year ended June 30, 1998 and (ii) the number and value of the stock options held by those persons at June 30, 1998.


                                                            Value     Value of
                                                            of Un-    Unexer-
                                   Number of   Number of    Exercised cised Un-
                                   Unexer-     Unexer-      Exercis-  exercis-
               Shares              cised Exer- cised un-    able In-  able In-
             Acquired on Value     cisable     Exercisable  the-Money the-Money
Name         Exercise    Realized  Options     Options      Options   Options
---------- ------------- --------  ----------  -----------  --------- ---------
James
  T. Munn            0      0       900,000      600,000   $545,200  $196,800
Howard
  J. Bloom           0      0       100,000         0      $ 32,800       0
James
  F. Gallagher       0      0       250,000         0      $ 59,350       0
William T.
  Nightingale, III 7,500  $8,678    397,500      100,000   $225,650  $ 60,800
Robert
  J. Cavazos, Jr.    0      0       240,000       25,000   $129,165  $ 15,200

Directors' Compensation
-----------------------

     Directors of the Company other than Mr. Munn are paid $500 per month for their services, plus actual expenses for living and travel to and from the meetings. During the fiscal year ended June 30, 1998, no payments were made to the directors with respect to special assignments.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The members of the Compensation Committee are Carl Hathaway, John Hockin and Larry Reynolds. All of such persons are non-employee directors.

     In October 1994, the Company loaned John Hockin $309,187.50 to enable
Dr. Hockin to exercise a nonqualified stock option. The note is a full recourse note, has a four-year term, bears interest at 7.89% per year, and is secured by the 485,000 shares of Pacer Common Stock purchased pursuant thereto.
Dr. Hockin paid a portion of this note in August 1997, and $159,199.05 remains outstanding thereon.

     In November 1995, the Company loaned John Hockin $120,967.50 to enable Dr. Hockin to exercise warrants to purchase 381,000 shares of the Company's Common Stock. The note is a full recourse note, has a four-year term, bears interest at 6.6939% per year, and is secured by the 381,000 shares of Pacer Common Stock purchased pursuant thereto. Dr. Hockin paid this note in full in August 1997.


                REPORT OF COMPENSATION COMMITTEE
                ================================

Introduction
------------

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of Messrs. Hathaway, Hockin and Reynolds, all non-employee Directors of the Company. It is responsible for reviewing and recom-mending for approval by the Company's Board of Directors the cash and equity compensation for the Company's Chief Executive Officer and other executives. Cash compensation is comprised of salary and bonus, and equity compensation has been comprised of stock options. The Committee generally meets once per year at or shortly prior to the meeting of the Board during the first quarter of the fiscal year. This report is for the fiscal year July 1, 1997 through June 30, 1998; accordingly, the Committee met on August 1, 1997 and formulated recommend-ations to the Board of Directors, which acted thereon at its regular meeting on August 1, 1997.

Compensation Philosophy
-----------------------

     The level of compensation to executives of the Company is related to both corporate and individual performance. Corporate performance is judged based upon both the results for the immediately preceding fiscal year and, very importantly, on the Company's performance over the longer term. Individual performance is measured based upon particular responsibilities of each function, performance to specific goals, and general management skills.


Compensation Program
--------------------

     The Company has a comprehensive compensation program which consists of task compensation, both fixed and variable, and, if the situation warrants, equity based compensation. The principal components of the program, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term successes of the Company, are:

1.   Salary:
     ------
     The Committee meets at least once annually to review and approve each executive's salary for each annual period of employment ending with the anniversary date of employment. If, because of this scheduling, adjust-ments are warranted, it is possible that increases may be effective retroactively or prospectively. The base salary component of compensation is intended to reward an executive for normal levels of performance, as opposed to the bonus component which is intended to compensate for perfor-mance exceeding expected levels. When reviewing base salaries, the Committee considers the following factors: individual performance, corporate performance, levels of responsibility and prior experience. The Committee also reviews published information regarding the compensation of executives at companies comparable to the Company to determine that the Company's compensation is both competitive and reasonable, but does not attempt to set compensation within any particular range or level by compar-ison with the compensation reviewed. Also considered in the evaluation is the potential that a competitor of the Company may attempt to lure a key executive employee away from the Company. Lastly, the CEO's recommend-ation is also considered because of the "team" approach to management utilized by the Company.

2.   Bonus:
     ------
     Based upon the quality of corporate performance over time, corporate performance over the immediately preceding year, as well as the qualitative performance of each individual executive, the Committee recommends to the Board the amount of cash bonus (if any) to be paid to him or her. The recommendation of the CEO is also considered in determining the amount of any bonus recommended to be paid to any individual executive because of the team approach utilized by management of the Company.

3.   Stock Options:
     -------------
     Given the Company's limited resources and commitment to the bottom line, the Company believes it cannot rely solely on cash compensation to compete for and to provide incentives to its employees. From time to time, pursuant to a stock option plan, stock options are used by the Company to provide long term incentives to its executives. The giving of stock options is not automatic but is based on much the same evaluation as that utilized for bonuses with a recommendation being made to the Board relative thereto. When a stock option is granted, the number of shares given may or may not, depending on the Board's determination, immediately vest or vest on a prorated basis over a period of years. The number of stock options for any particular executive, if granted, is determined by an assessment principally of the significance of the function performed by the executive and also of the executive's individual past, current and expected future contribution to the success of the Company.

4.   CEO Compensation:
     ----------------
     The Committee determined the CEO's compensation for the fiscal year ended June 30, 1998 using the foregoing principles. The Committee noted that in the fiscal year ended June 30, 1997, the Company increased its net sales by 15% and its net income by 32% over the previous fiscal year. The Committee also took note of the grant to Mr. Munn of a ten-year incentive stock option to purchase 1,000,000 shares of the Company's Common Stock which it had authorized in March 1995. This option vests as to 100,000 shares annually from 1995 until 2004, when it is fully vested. The Committee considered both Mr. Munn's potential upside resulting from this option and his salary level, and arrived at what it considered to be an appropriate compensation package for the fiscal year ended June 30, 1998.

     COMPENSATION COMMITTEE
     ----------------------
     Carl Hathaway
     John G. Hockin, II
     Larry K. Reynolds


                  STOCK PRICE PERFORMANCE GRAPH
                  -----------------------------

     The following graph sets forth the Company's total shareholder return as compared to the S&P 500(R) Index and the S&P(R) Chemicals Index over a five-year period, beginning June 30, 1993, and ending June 30, 1998. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock, the S&P 500 and the S&P Chemicals Index. It also assumes reinvestment of all dividends.

     [A performance graph showing five year cumulative total return among the Company, the S&P 500 Index and the S&P Chemicals Index appears here. The coordinates used in the graph appear below.]


                June-93   June-94   June-95   June-96   June-97   June-98
                -------  --------  --------  --------  --------  --------

Pacer
Technology      $100.00   $103.13   $106.25   $131.25   $121.87   $140.62

S&P 500         $100.00   $101.38   $127.77   $160.97   $216.80   $282.16

S&P Chemi-
cals Index      $100.00   $126.15   $152.12   $189.72   $264.46   $312.81


                      CERTAIN TRANSACTIONS
                      ====================

     Effective in November 1994, the Company and James T. Munn, President, entered into a two-year employment agreement. Mr. Munn received a salary of $261,000 per annum during the term of said Agreement. He also received a ten-year incentive stock option to purchase 1,000,000 shares of the Company's Common Stock at $1.00 per share.

     In October 1994, the Company loaned to John Hockin, a director of the Company, $309,187.50 to enable Dr. Hockin to exercise a nonqualified stock option. The note is a full recourse note, has a four-year term, bears interest at 7.89% per year, and is secured by the 485,000 shares of Pacer Common Stock purchased pursuant thereto. Dr. Hockin paid a portion of this note in August 1997, and $159,199.05 remains outstanding thereon.

     In November 1995, the Company loaned to John Hockin, a director of the Company, $120,967.50 to enable Dr. Hockin to exercise warrants to purchase 381,000 shares of the Company's Common Stock. The note is a full recourse note, has a four-year term, bears interest at 6.6939% per year, and is secured by the 381,000 shares of Pacer Common Stock purchased pursuant thereto. Dr.
Hockin paid this note in full in August 1997.


                            AUDITORS
                            ========

     KPMG Peat Marwick LLP served as the Company's auditors for the fiscal year ended June 30, 1998. The Board of Directors, having completed its review and evaluation of the auditing services performed by KPMG Peat Marwick LLP for that fiscal year, anticipates that KPMG Peat Marwick LLP will also serve as auditors for the fiscal year ending June 30, 1998. The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects a representative of KPMG Peat Marwick LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.



     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     =======================================================

     Directors and executive officers are required to comply with section 16(a) of the Securities Exchange Act of 1934, which requires generally that such persons file reports on Form 4 on or before the tenth day of the month following any month in which they engage in any transaction in the Company's Common Stock. One director, Joe F. Brock, filed seven Form 4s late with respect to transact-ions that occurred in the fiscal years ended June 30, 1998 and 1997. The late Form 4s reflected 26 transactions in the Company's Common Stock.


               SUBMISSION OF SHAREHOLDER PROPOSALS
               FOR THE 1999 SHAREHOLDERS' MEETING
               ===================================

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting to be held in 1999 must be received by the Company no later than May 27, 1999 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested in order to provide proof of timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for November 12, 1998.

                   ANNUAL REPORT ON FORM 10-K
                   ==========================

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE
FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST to Helen Komorek, Office of the President, Pacer Technology, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730.


                          OTHER MATTERS
                          =============

     The cost of soliciting proxies will be borne by the Company. Solicitations are expected to be primarily by mail, but may also be made by telephone, tele-graph or personal contact by officers, directors or employees of the Company without additional compensation. The Company will also request persons, firms and corporations holding shares which are beneficially owned by others to send proxy materials to, and obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses.

     The Board of Directors of the Company knows of no business, matters or proposals which will be presented for consideration at the Meeting other than as discussed above. However, if any other business, matters or proposals should come before the Meeting, it is the intention of the persons named as proxy holders in the enclosed form of proxy to vote the proxies as shall be designated by the management of the Company. If the number of proxies necessary to adopt either of the matters discussed above is not obtained by the time of the Meeting, it is the intention of the proxy holders, unless instructed otherwise, to postpone or adjourn the Meeting as to such matter to a later time or times.

                              By Order of the Board of Directors:

                              James T. Munn
                              President

Rancho Cucamonga, California
September 24, 1998

                              PROXY

              THIS PROXY IS SOLICITED ON BEHALF OF

           THE BOARD OF DIRECTORS OF PACER TECHNOLOGY

               1998 Annual Meeting of Shareholders


The undersigned shareholder of Pacer Technology, a California Corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 24, 1998, and Annual Report to Shareholders for the fiscal year ended June 30, 1998, and hereby appoints John G. Hockin, II and James T. Munn, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Thursday, November 12, 1998, at 9:00 a.m., California time, at the Country Side Suites, 204 North Vineyard Avenue, Ontario, California, and at any adjournment or adjournments thereof, and to vote all Common Shares to which the undersigned would be entitled, if then and there personally present, on the matters set forth on the reverse side. Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

SEE REVERSE SIDE                                 SEE REVERSE SIDE



           CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark votes
     as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1, AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
MEETING.

1.   ELECTION OF DIRECTORS

Nominees:      Joe F. Brock, Jr., Carl E. Hathaway, John G. Hockin, II,
               DeVere W. McGuffin, James T. Munn, Larry Reynolds

          FOR       WITHHELD
          [  ]      [  ]


          [  ] ______________________________________

               For all nominees except as noted above

2. To consider and act upon such other matters as may properly come before the meeting or at any and all postponements or adjournments thereof.


               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                   DO NOT FOLD, STAPLE OR MUTILATE

                                   (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature:____________ Date:______ Signature:__________Date:__________